Exhibit 23.1
INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Post-Effective Amendment No. 2 to Registration Statement No. 333-12619 on Form S-3 (formerly Form S-1), and Registration Statement No. 333-62539 of Hyperion Telecommunications, Inc. on Form S-8 of our report dated May 17, 1999, appearing in this Transition Report on Form 10-K of Hyperion Telecommunications, Inc. for the nine months ended December 31, 1998.





/s/ DELOITTE & TOUCHE LLP
     Pittsburgh, Pennsylvania


May 25, 1999